                                 SCOTT P. PETERS
                               Three Harbor Drive
                                    Suite 213
                               Sausalito, CA 94965

                                POWER OF ATTORNEY

I hereby appoint Jay B. Gould of Pillsbury Winthrop Shaw Pittman LLP to act on
my behalf for the purpose of signing and filing all documents with the U.S.
Securities and Exchange Commission.

The Partnership has caused this Power of Attorney to be executed this 19th day of September, 2008.

                                       /s/ Scott P. Peters
                                       -----------------------------------------
                                       Scott P. Peters